Exhibit 10(f)

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this “Amendment”) is made and entered into as of July     , 2011 by and between VIDEO DISPLAY CORPORATION, a Georgia corporation (“Parent”), LEXEL IMAGING SYSTEMS, INC. (“Lexel”), Z-AXIS, INC. (“Z-Axis”), TELTRON TECHNOLOGIES, INC. (“Teltron”) and AYDIN DISPLAYS, INC. (“Aydin” and together with Lexel, Z-Axis and Teltron, collectively, the “Subsidiaries”; and the Subsidiaries, together with Parent, collectively, the “Borrowers”) and RBC BANK (USA), as administrative agent (the “Agent”), and RBC BANK (USA), as a lender (“RBC”), and COMMUNITY & SOUTHERN BANK (“CSB”), as a lender (RBC and CSB, the “Lenders”);

W I T N E S S E T H:

WHEREAS, the Borrowers, FOX INTERNATIONAL, LTD., INC. (“Fox”), the Agent and the “Lenders have made and entered into that certain Credit Agreement, dated as of December 23, 2010, as amended by that certain Amendment to Credit Agreement and Consent, dated as of May 26, 2011 (the “First Amendment”) (the “Original Credit Agreement” and, as amended hereby, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement);

WHEREAS, pursuant to the Original Credit Agreement, the Agent and Lenders have extended to the Borrowers and Fox a credit facility consisting of (i) the Aggregate Revolving Loan Commitment in the original principal amount of up to $17,500,000 and subsequently reduced to $15,000,000 pursuant to the First Amendment, (ii) the Term Loan A Commitment in the original principal amount of up to $3,500,000, and (iii) the Term Loan B Commitment in the original principal amount of up to $3,000,000;

WHEREAS, Fox has been released from the Original Credit Agreement and Loan Documents pursuant to the First Amendment;

WHEREAS, the Borrowers also desire to borrow a $1,000,000 swingline facility from RBC and to amend certain provisions of the Credit Agreement in connection therewith, and the Agent and the Lenders are willing to agree to the same on the terms and conditions set forth herein;

NOW THEREFORE, for and in consideration of the foregoing and for ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

Amendments to Credit Agreement

Section 1.1 Definition Amendments. The following definitions are hereby added in Section 1.1 of the Credit Agreement to read in their entirety as follows:

“Auto Borrow Agreement” has the meaning given to such term in Section 2.12(g).

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s obligation (or contingent obligation) to make Revolving Loans to repay such Swing Line Loans has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“Swing Line Lender” means, RBC Bank (USA), in its capacity as the “Swing Line Lender”.

“Swing Line Loan” has the meaning given to such term in Section 2.12(a).

“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.12(b), which, if in writing, shall be substantially in the form of Exhibit F.

“Swing Line Loan Sublimit Commitment” means an amount equal to the lesser of (a) $1,000,000 and (b) the Aggregate Revolving Loan Commitments. The Swing Line Loan Sublimit Commitment is part of, and not in addition to, the Aggregate Revolving Loan Commitments.

“Swing Line Loan Termination Date” means December 1, 2013; provided, however, that if such date is not a Business Day, the Swing Line Loan Termination Date shall be the immediately preceding Business Day.

“Swing Line Note” means a promissory note made by the Borrowers in favor of the Swing Line Lender evidencing Swing Line Loans made or to be made by such Swing Line Lender, substantially in the form of Exhibit B-3.

Section 1.2 Definition Amendments. The following definitions in Section 1.1 of the Credit Agreement are hereby amended in their entirety to read as follows:

“Aggregate Revolving Loan Commitment” means the combined Revolving Loan Commitments of all Lenders (and which, in the case of RBC only in its capacity as the Swing Line Lender, shall include the Swing Line Loan Sublimit Commitment), which shall initially be in the amount of (i) Fifteen Million and 00/100 Dollars ($15,000,000), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Loan Commitment (and the Swing Line Loan Sublimit Commitment), the Aggregate Term Loan A Commitment and the Aggregate Term Loan B Commitment represented by such Lender’s Commitment at such time. If any portion of the Commitment of each Lender to make Loans has been terminated pursuant to Section 8.02, or if any portion of the Commitment has expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. The Applicable Percentage of each Lender with a Revolving Loan Commitment shall re-adjusted from time to time to reflect the outstanding funded Swing Line Loans (funding Swing Line Loans increasing RBC’s Applicable Percentage and decreasing CSB’s Applicable Percentage, and the repayment of Swing Line Loans decreasing RBC’s Applicable Percentage and increasing CSB’s Applicable Percentage).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Revolving Loan Termination Date, (b) the date of termination of the Aggregate Revolving Loan Commitment (including the Swing Line Loan Sublimit Commitment) pursuant to Section 2.04, and (c) the date of termination of the Revolving Loan Commitment (including the Swing Line Loan Sublimit Commitment) of each Lender pursuant to Section 8.02.

“Borrowing” means a borrowing consisting of simultaneous Loans made by (a) each of the Lenders pursuant to Section 2.01 with respect to Revolving Loans and (b) by the Swing Line Lender pursuant to Section 2.12 with respect to Swing Line Loans.

“Outstanding Amount” means with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Loans, as the case may be, occurring on such date.

“Required Lenders” means, as of any date of determination, (a) Lenders having more than 66 2/3rds% of the Aggregate Revolving Loan Commitment (including the Swing Line Loan Sublimit Commitment), plus the aggregate unpaid principal balance of the Term Loan A, plus the aggregate unpaid principal balance of the Term Loan B, (b) if the Revolving Loan Commitment (including the Swing Line Loan Sublimit Commitment) of each Lender has been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 66 2/3rds% of the Total Revolving Loan Outstandings, plus the aggregate unpaid principal balance of the Term Loan A, plus the aggregate unpaid principal balance of the Term Loan B; provided that the Revolving Loan Commitment (including the Swing Line Loan Sublimit Commitment) of, and the portion of the Total Revolving Loan Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that at any time there are only two Lenders (with Affiliates of any Lender being counted collectively with such Lender as one Lender), each such percentage set forth above shall be increased to 100%.

“Total Revolving Loan Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and all Swing Line Loans.

Section 1.3 Amendment. Section 2.01(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

(c) The Revolving Credit. Subject to the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally and not jointly agrees to make loans (each such loan, a “Revolving Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name in Section 2.01 under the heading “Revolving Loan Commitment” (such amount being referred to herein as such Lender’s “Revolving Loan Commitment”); provided, however, that after giving effect to any Borrowing of Revolving Loans and any Swing Line Loans, (i) the Total Revolving Loans Outstanding (including Swing Line Loans) shall not exceed the lesser of (A) the Borrowing Base and (B) the Aggregate Revolving Loan Commitment, and (ii) the aggregate Outstanding Amount of Revolving Loans of any Lender shall not exceed such Lender’s Revolving Loan Commitment. Within the limits of each Lender’s Revolving Loan Commitment and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(c), prepay under Section 2.03, and reborrow under this Section 2.01(c).

Section 1.4 Amendment. A new Section 2.01(d) is hereby added to the Credit Agreement to read in its entirety as follows:

(d) Swing Line Subfacility. The Swing Line Lender has established the Swing Line Loan Sublimit Commitment for the Borrowers as a sublimit under the Revolving Loan Commitment. The Borrowings and repayments under the Swing Line Loan Sublimit Commitment shall be pursuant to Section 2.12 hereof. The Swing Line Loan Sublimit Commitment is a part of, and not in addition to, the Revolving Loan Commitment.

Section 1.5 Amendment. A new Section 2.12 is hereby added to the Credit Agreement to read in its entirety as follows:

2.12 Swing Line Loans.

(a) Swing Line Facility. Subject to the terms and conditions set forth in this Agreement, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.12, to make loans (each such loan, a “Swing Line Loan”) to Borrowers, jointly and severally, in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit Commitment, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Loan Outstandings (including Swing Line Loans) shall not exceed the lesser of (x) the Borrowing Base and (y) Aggregate Revolving Loan Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Loan Commitment. Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if any Lender is at that time a Defaulting Lender, unless the Swing Line Lender has entered into arrangements, including the delivery of cash collateral, satisfactory to the Swing Line Lender (in its sole discretion) with the Borrowers or such Defaulting Lender to eliminate the Swing Line Lender’s actual or potential Fronting Exposure (after giving effect to Section 9.11) with respect to the Defaulting Lender arising from either the Swing Line Loan then proposed to be made or all Swing Line Loans as to which the Swing Line Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers, jointly and severally, may borrow under this Subsection, prepay under Subsection (i), and reborrow under this Subsection. No Lender shall be deemed to have purchased a risk participation in any Swing Line Loan from the Swing Line Lender.

(b) Borrowing Procedures. Unless an Auto Borrow Arrangement is in effect under Subsection (h), each Borrowing of Swing Line Loans shall be made upon the Borrowers’ irrevocable notice to the Swing Line Lender and, if the Swing Line Lender is not RBC, the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and, if the Swing Line Lender is not RBC, the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and, if the Swing Line Lender is not RBC, the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrowers. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing), as applicable, that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Subsection (a) above, or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Revolving Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Draw Certificate for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Revolving Loans, but subject to the conditions set forth in Section 4.02 (other than the delivery of a Draw Certificate) and provided that, after giving effect to such Borrowing, the Total Revolving Loan Outstandings shall not exceed the lesser of (a) the Borrowing Base and (b) the Aggregate Revolving Loan Commitments. The Swing Line Lender shall furnish the Borrowers with a copy of the applicable Draw Certificate promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Draw Certificate available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply cash collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Draw Certificate, whereupon, subject to Subsection (c)(ii) below, each Lender that so makes funds available shall be deemed to have made a Revolving Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Subsection (c) by the time specified in Subsection (c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Federal Funds Rate plus 0.50% from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be presumptively correct absent manifest error.

(iii) Each Lender’s obligation to make Revolving Loans pursuant to this Subsection (c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.

(d) Interest Rate. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Adjusted LIBOR Rate, plus the Applicable Margin. In no event shall the interest rate applicable to any Swing Line Loan be less than the Minimum Rate. While any Default or Event of Default exists, Borrowers shall pay interest on the principal amount of all outstanding Swing Line Loans hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(f) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Revolving Loans or risk participation pursuant to this Section to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(g) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(h) Auto Borrow Arrangement. In order to facilitate the borrowing of Swing Line Loans, the Borrowers and the Swing Line Lender may mutually agree to, and are hereby authorized to, enter into an auto borrow agreement in form and substance reasonably satisfactory to the Swing Line Lender, with notice to the Administrative Agent (the “Auto Borrow Agreement”) providing for the automatic advance by the Swing Line Lender of Swing Line Loans under the conditions set forth in the Auto Borrow Agreement, subject to the conditions set forth herein. At any time an Auto Borrow Agreement is in effect, Borrowings of Swing Line Loans under the Auto Borrow Agreement shall be made in accordance with the terms of the Auto Borrow Agreement.

(i) Payments.

(i) Interest on the unpaid principal balance of the Swing Line

Loans that has accrued through the last day of each calendar month shall be due and payable monthly in the arrears, on the fifth (5th) day of the next calendar month. The first monthly interest payment will be due and payable on September 5, 2011 and monthly interest payments will thereafter be due and payable on the fifth (5th) day of each calendar month throughout the term of the Swing Line Loan, and on the Swing Line Loan Termination Date and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(ii) The Borrower shall repay to the Swing Line Lender the aggregate outstanding principal amount of all Swing Line Loans made to Borrower on the Swing Line Loan Termination Date; each such Swing Line Loan that is repaid prior to the Swing Line Loan Termination Date may be repaid with the proceeds of a Revolving Loan.

(j) Prepayments.

(i). Voluntary. The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty.

(ii) Mandatory. All amounts required to be paid for application to the Revolving Loans pursuant to this Section shall be applied first, to the Swing Line Loans and, second, to the outstanding Revolving Loans.

(k) Determining Total Revolving Loan Outstandings. For purposes of determining the Total Revolving Loan Outstandings at any time, all Swing Line Loans shall be added to the Outstanding Amount of Revolving Loans at such time.

Section 1.6 Amendment. Section 8.03 of the Credit Agreement is hereby amended in its entirety to read as follows:

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Agent (including fees and time charges for attorneys who may be employees of Agent) and amounts payable under Article III) payable to Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans (including Swing Line Loans) and other Obligations, ratably among Lenders in proportion to the respective amounts of their then funded and outstanding Commitments described in this clause Third payable to them (i.e., as to any Lender, (i) the outstanding funded balance of its Revolving Loans (including, in the case of the Swing Line Lender, the outstanding funded balance of its Swing Line Loans), plus the outstanding funded balance of its Term Loan A, plus the outstanding funded balance of its Term Loan B, divided by (ii) the outstanding funded balance of all Revolving Loans (including the outstanding funded balance of all Swing Line Loans) of all the Lenders, plus the outstanding funded balance of the Term Loan A of all the Lenders, plus the outstanding funded balance of the Term Loan A of all the Lenders);

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans (including Swing Line Loans), ratably among Lenders in proportion to the respective amounts of their then funded and outstanding Commitments described in this clause Fourth held by them (and calculated as set forth in the foregoing paragraph “Third”); and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrowers or as otherwise required by Law.

Section 1.7 Amendment. Section 10.01 of the Credit Agreement is hereby amended to add the following provision at the conclusion thereof to read in its entirety as follows:

No amendment or waiver of any provision of this Agreement or any other Loan Document with respect to the Swing Line Loan, the Swing Line Loan Commitment or the Swing Line Lender, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Swing Line Lender and each Loan Party.

Section 1.8 Schedule. Schedule 2.01 to the Credit Agreement is hereby amended in its entirety to read in the form attached hereto as Schedule 2.01.

Section 1.9 Exhibit. A new Exhibit B-3 is hereby added to the Credit Agreement to read in the form attached hereto as Exhibit B-3.

Section 1.10 Exhibit. A new Exhibit F is hereby added to the Credit Agreement to read in the form attached hereto as Exhibit F.

ARTICLE 2.

Conditions to Effectiveness

Section 2.1 Conditions. The amendments to the Credit Agreement set forth in this Amendment shall become effective as of date (the “Effective Date”) after all of the conditions set forth in this Article hereof shall have been satisfied to Agent’s and Lenders’ sole discretion.

Section 2.2 Execution of Amendment. The Borrowers shall have executed and delivered this Amendment.

Section 2.3 Execution of Swingline Note. The Borrowers shall have executed and delivered to RBC the Swingline Note, which a Swingline Note shall be in form and substance satisfactory to the Agent and the Lenders.

Section 2.4 Confirmation of Ordway Guaranty. Guarantor shall have executed and delivered a confirmation of his Guaranty agreement and other Loan Documents executed by him in favor of the Agent and the Lenders, which confirmation shall be in form and substance satisfactory to the Agent and the Lenders.

Section 2.5 Borrowers’ and Guarantor’s Counsel’s Opinion. The Agent and the Lenders shall have received the approving legal opinion of counsel to the Borrowers and Guarantor, in form and substance satisfactory to the Agent and the Lenders.

Section 2.6 Representations and Warranties. (a) As of the Effective Date, the representations and warranties set forth in the Credit Agreement, and the representations and warranties set forth in each of the Loan Documents, shall be true and correct in all material respects; (b) as of the Effective Date, no Defaults or Events of Default shall have occurred and be continuing, other than the Existing Defaults that are the subject of the Waiver Covenant; (c) the Bank shall have received from the Borrower a certificate dated the Effective Date, certifying the matters set forth in subsections (a) and (b) of this Section, which certificate shall be in form and substance satisfactory to the Bank.

Section 2.7 Expenses. The Borrowers shall have paid all costs and expenses of the Agent and the Lenders in connection with the transactions contemplated hereby, including fees and expenses of the Agent’s and the Lenders’ counsel, title insurance premiums and expenses, recording costs, and any other out-of-pocket expenses of the Agent and the Lenders.

ARTICLE 3.

Miscellaneous

Section 3.1 Entire Agreement; No Novation or Release. This Amendment, together with the Loan Documents, as in effect on the Effective Date, reflects the entire understanding with respect to the subject matter contained herein, and supersedes any prior agreements, whether written or oral. This Amendment is not intended to be, and shall not be deemed or construed to be, a satisfaction, novation or release of the Credit Agreement or any other Loan Document. Except as expressly amended hereby, all representations, warranties, terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue in full force and effect.

Section 3.2 Fees and Expenses. All fees and expenses of the Agent and Lenders incurred in connection with the issuance, preparation and closing of the transactions contemplated hereby shall be payable by the Borrowers promptly upon the submission of the bill therefor. If the Borrowers shall fail to promptly pay such bill, the Agent and Lenders are authorized to pay such bill through an Advance of funds under the Revolving Facility or by debiting the Borrowers’ accounts with the Agent and Lenders to pay the same.

Section 3.3 Choice of Law; Successors and Assigns. This Amendment shall be construed and enforced in accordance with and governed by the internal laws (as opposed to the conflicts of laws provisions) of the State of Georgia. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be signed in multiple counterparts.

WITNESS the hand and seal of each of the undersigned as of the date first written above.

Agent:

RBC BANK (USA), as Agent

By:

Name:

Title:

RBC:

RBC BANK (USA), as a Lender

By:

Name:

Title:

CSB:

COMMUNITY & SOUTHERN BANK, as a Lender

By:

Name:

Title:

BORROWERS:

VIDEO DISPLAY CORPORATION

By:
Ronald D. Ordway, Chief Executive Officer

LEXEL IMAGING SYSTEMS, INC.

By:
Ronald D. Ordway, Chief Executive Officer

Z-AXIS, INC.

By:
Ronald D. Ordway, Chief Executive Officer

TELTRON TECHNOLOGIES, INC.

By:
Ronald D. Ordway, Chief Executive Officer

AYDIN DISPLAYS, INC.

By:
Ronald D. Ordway, Chief Executive Officer

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Revolving Commitment	Applicable Percentage

RBC Bank (USA)	$9,000,000	60.00%*

Community & Southern Bank	$6,000,000	40.00%*

Total	$15,000,000	100.00%

Lender	Original Term Loan A Commitment	Applicable Percentage

RBC Bank (USA)	$2,100,000	60.00%

Community & Southern Bank	$1,400,000	40.00%

Total	$3,500,000	100.00%

Lender	Original Term Loan B Commitment	Applicable Percentage

RBC Bank (USA)	$1,800,000	60.00%

Community & Southern Bank	$1,200,000	40.00%

Total	$3,000,000	100.00%

Lender	Swingline Loan Sublimit Commitment	Applicable Percentage

RBC Bank (USA)	$1,000,000	100.00%

Total	$1,000,000	100.00%

*	Subject to adjustment from time to time based on funded outstandings under the Swing Line Loan

Exhibit B-3

Form of Swing Line Note

Exhibit F

Form of Swing Line Loan Notice